UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 10, 2014

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway
New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2014 (the “Third Amendment Effective Date”), J.Crew Group, Inc. (the “Company”), Bank of America, N.A., as administrative agent and as collateral agent, and each lender party thereto entered into that certain Third Amendment to Credit Agreement (the “Third Amendment”), which modifies the Company’s asset-based revolving credit facility (the “ABL Facility”). The Third Amendment amends the ABL Facility to lower the pricing, increase the revolving credit commitment and extend the maturity, in each case, as further described below.

The Third Amendment amends the ABL Facility to reduce the applicable margin on borrowings and standby letter of credit fees by 0.25% and on documentary letter of credit fees by 0.125%.  As of the Third Amendment Effective Date through March 10, 2015, the applicable margin will be 1.50% for Eurocurrency Rate Loans, BA Rate Loans and standby letter of credit fees, 0.50% for Base Rate Loans and Canadian Prime Rate Loans and 0.75% for documentary letter of credit fees.  Following March 10, 2015, the applicable margin will be subject to adjustment each fiscal quarter based on the average excess availability during the preceding quarter.

The Third Amendment increases the revolving credit commitment under the ABL Facility from $250,000,000 to $300,000,000 and amends the scheduled termination date from October 11, 2017 to December 10, 2019.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(a) through (c)  Not applicable

(d)  Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1

Third Amendment to Credit Agreement, dated as of December 10, 2014, by and among J. Crew Group, Inc., Bank of America, N.A., as administrative agent and as collateral agent, and each lender party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: December 11, 2014	By:	/s/ Stuart C. Haselden
Stuart C. Haselden
Chief Financial Officer